EXHIBIT 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “First Amendment”) is entered into as of March 8, 2019 by and among Basanite, Inc., a Nevada corporation (the “Company”) and Dave Anderson (the “Executive”).

BACKGROUND

A.

The Company and the Executive are parties to that certain Employment Agreement dated as of February 1, 2019, which was fully executed by the Company and the Executive on March 4, 2019 (the “Original Agreement”); and

B.

The Company and the Executive desire to amend the Original Agreement as set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

1.

Incorporation of Recitals; Defined Terms.  The recitals set forth above are hereby incorporated by reference into this First Amendment.  Capitalized terms used, and not otherwise defined herein, shall have the meanings given to such terms in the Original Agreement.

2.

Amendments to Original Agreement.   Effective as of the date hereof, the following provision is hereby added to the end of Section 3 of the Original Agreement:

“Prior to the Employment Period, Executive was the Interim Chief Executive Officer and Principal Financial Officer of the Company.  Executive shall retain both titles and responsibilities during any part of the Employment Period during which time the Company has not yet hired a permanent Chief Executive Officer and Principal Financial Officer.  At any time during the Employment Period where Executive continues to act as the Interim Chief Executive Officer and Principal Financial Officer of the Company, Executive shall have those powers and duties normally associated with the position of CEO and shall report to the Company’s board of directors.  Executive shall not receive additional compensation for serving as Interim Chief Executive Officer and Principal Financial Officer.”

3.

Miscellaneous. The Original Agreement and this First Amendment contain the entire understanding of the Company and Executive with respect to the subject matter hereof, and supersede all prior representations, agreements and understandings relating to the subject matter hereof.  In the event of an inconsistency between the terms of the Original Agreement and this First Amendment with respect to the matters the subject matter hereof, this First Amendment will govern.   Except as explicitly amended by this First Amendment, the Original Agreement shall remain in full force and effect and are not altered in anyway.

[SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, the Company and the Executive have caused this First Amendment to Employment Agreement be executed and as of the date referenced above.

Basanite, Inc.

By:/s/ Ronald J. LoRicco, Sr.

Name:  Roland J. LoRicco, Sr.

Title:    Chairman of the Board of Directors

/s/ David Anderson

Executive: Dave Anderson

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